Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Flywire Corporation of our report dated March 11, 2021, except for the effects of the stock split discussed in Note 20 to the consolidated financial statements, as to which the date is May 14, 2021, relating to the financial statements of Flywire Corporation, which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

May 18, 2021